UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 29, 2005

eCOST.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File Number:	33-0843777
(State or other jurisdiction of incorporation or organization)	000-50887	(IRS Employer Identification No.)

2555 West 190th Street, Suite 106, Torrance, California 90504

(Address of principal executive offices)

(310) 225-4044

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On November 29, 2005, eCOST.com, Inc. (the “Registrant”), PFSweb, Inc. (“PFSweb”) and Red Dog Acquisition Corporation, a wholly-owned subsidiary of PFSweb (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Registrant, with the Registrant continuing as the surviving corporation and a wholly-owned subsidiary of PFSweb (the “Merger”). At the effective time and as a result of the Merger, each share of Registrant common stock issued and outstanding immediately prior to the effective time of the Merger (including any shares of common stock issued prior to the effective time upon exercise of an option) will be automatically converted into the right to receive one share of common stock of PFSweb. The Registrant’s stockholders will receive cash equal to the value of any fractional shares remaining. Upon completion of the Merger, each outstanding option to purchase the Registrant’s common stock will be cancelled and terminated and no outstanding options will be assumed by PFSweb.

The Registrant has made representations, warranties and covenants in the Merger Agreement including, but not limited to, covenants (i) to carry on its business in the ordinary course and in substantially the same manner as previously conducting during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) to cause a stockholder meeting to be held to consider approval of the Merger and the other transactions contemplated by the Merger Agreement, (iii) subject to certain exceptions, for its board of directors to recommend adoption by its stockholders of the Merger Agreement and the transactions contemplated thereby, (iv) not to solicit proposals relating to alternative business combination transactions, and (v) subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of the Registrant’s common stock, (ii) all necessary consents and waivers being acquired by the Registrant and (iii) the absence of any law or order prohibiting the closing. In addition, each party’s obligation to consummate the Merger is subject to the accuracy of the representations and warranties of the other party and material compliance of the other party with its covenants.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed at Exhibit 2.1 hereto, and is incorporated into this report by reference.

Wachovia Consent

The Registrant also entered into a consent agreement with Wachovia Capital Finance Corporation (Western) (“Wachovia”), the lender under the Loan and Security Agreement dated August 3, 2004 between the Registrant and Wachovia (as amended, the “Loan Agreement”), whereby Wachovia consented to the Registrant entering into the Merger Agreement and completing the Merger, which consent is required under the terms of the Loan Agreement. The consent agreement also provides for certain amendments to the terms of the Loan Agreement. A copy of the consent agreement is filed at Exhibit 2.2 hereto, and is incorporated into this report by reference.

ITEM 8.01	Other Events

On November 29, 2005, the Registrant and PFSweb issued a joint press release announcing the execution of the Merger Agreement. A copy of that joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as November 29, 2005, by and among PFSweb, Inc., Red Dog Acquisition Corp. and eCost.com, Inc.

2.2	Wachovia Consent Agreement, dated as November 29, 2005 by and among eCost.com, Inc. and Wachovia Capital Finance Corporation (Western).

99.1	Press Release, dated November 29, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

Date: November 29, 2005	eCOST.COM, INC.
	By:	/s/ Adam W. Shaffer
Adam W. Shaffer Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as November 29, 2005, by and among PFSweb, Inc., Red Dog Acquistion Corp. and eCost.com, Inc.

2.2	Wachovia Consent Agreement, dated as November 29, 2005 by and among eCost.com, Inc. and Wachovia Capital Finance Corporation (Western).

99.1	Press Release, dated November 29, 2005.

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